Exhibit 99.2

                               Supplement No. 1 to

                 Solicitation Statement Dated September 18, 2000

                                 WHX CORPORATION

                     Solicitation of Consents to Amendments
                                       of
                  Certain Provisions of the Indenture Governing
                                       its
                          10-1/2% Senior Notes due 2005
                             (CUSIP No. 929248 AB 8)


                       ----------------------------------



         This Supplement No. 1 amends the Solicitation Statement dated September 18, 2000 (the "Solicitation Statement") of WHX Corporation (the "Company") by which the Company is soliciting (the "Solicitation") the consent of the registered holders of its 10-1/2% Senior Notes due 2005 (the "Notes") to the amendment of certain provisions of the indenture dated as of April 7, 1998 between the Company and Bank One, N.A., as trustee, pursuant to which the Notes were issued (the "Indenture"). Capitalized terms not defined in this Supplement have the meanings given to them in the Solicitation Statement.


                       ----------------------------------



             The Solicitation Agent for the Consent Solicitation is:
                          Donaldson, Lufkin & Jenrette

            The date of this Supplement No. 1 is September 29, 2000.

Expiration Date Extended

         The Solicitation Statement is hereby amended to extend the Expiration Date of the Solicitation (as heretofore extended) to, and to amend the term
"Expiration Date" as it is used in the Solicitation Statement to mean, 5:00 p.m., New York City time, on October 4, 2000 (as such time may be further extended in the discretion of the Company). The Record Date for the Solicitation is the Expiration Date, as so extended.

Consent Payment Increased

         The Solicitation Statement is hereby amended to increase the amount of the Consent Payment to, and to amend the term "Consent Payment" as it is used in the Solicitation Statement to mean, $20 in cash for each $1,000 principal amount of Notes for which a Consent has been accepted as described in the Solicitation Statement. Consent Payments will be made only to Holders on the Record Date who validly consent to the Proposed Amendments prior to the Expiration Date and whose Consents have been accepted by the Company.

Proposed Amendments Revised

         The  Solicitation  Statement  is hereby  amended to revise the Proposed
Amendments for which consents are solicited pursuant to the Solicitation Statement as set forth below and to amend the term "Proposed Amendments" as it is used in the Solicitation Statement to mean the Proposed Amendments set forth in the Solicitation Statement, as revised in this Supplement.

         The following is a summary of the changes to the Proposed Amendments effected hereby and is qualified by reference to the full text of those Proposed Amendments affected by these changes, which is set forth in Annex A hereto, and to the full text of the Indenture, copies of which are available upon request without charge from the Information Agent:

         (a) With respect to the covenant in the Indenture that permits certain Restricted Payments (Section 4.07), the Proposed Amendments are hereby revised so that:

         (i) there is deleted from the Proposed Amendments the proposed amendment to Section 4.07 that would have excluded from the computation of Consolidated Net Income for the purposes of such Section the contribution thereto of WPC and its subsidiaries from and after October 1, 2000; and

         (ii) the Proposed Amendments as revised would amend Section 4.07 to delete from the list of explicitly permitted Restricted Payments the payment of cash dividends on the Company's convertible preferred stock outstanding in the event that the Company's Adjusted Consolidated Leverage Ratio is less that
                  6.0 to 1.0, which deletion would have the effect of allowing the payment of cash dividends on the Company's convertible preferred stock outstanding only so long as such payment meets the general requirements for Restricted Payments set forth in Section 4.07 of the Indenture.

         (b) There is hereby added to the Proposed Amendments the following additional proposed amendments:

         (i) In the definition of "Permitted Investments" (in Section 1.01): (A) with respect to the provision permitting Investments in Persons that are engaged in a line of business related to the business of the Company and its Restricted Subsidiaries provided they become Wholly Owned Restricted Subsidiaries of the Company, an amendment that would provide that the lines of business in which the Company and its Restricted Subsidiaries are engaged shall be determined without regard to the businesses in which WPSC and its Subsidiaries are engaged and (B) an amendment that would delete the provision permitting Investments of up to $10 million in Persons engaged in a line of business related to the business of the Company and its Restricted Subsidiaries (irrespective of whether or not such Persons become Restricted Subsidiaries of the Company).

         The amendments summarized in (i) above would have the effect of permitting the Company to make Investments in Persons engaged in a line of business related to the business of the Company and its Restricted Subsidiaries, other than WPSC, but only if such Persons become Wholly Owned Restricted Subsidiaries of the Company.

         (ii)     An amendment to the  definition  of  "Replacement  Assets" (in
                  Section 1.01) that would provide that in determining whether a line of business is related to the business of the Company and its Restricted Subsidiaries the lines of business in which the Company and its Restricted Subsidiaries are engaged shall be determined without regard to the businesses in which WPSC and its Subsidiaries are engaged.

         (iii) An amendment to the covenant (Section 4.10) imposing restrictions on Asset Sales and the use of the proceeds thereof that would delete therefrom a provision permitting the Net Proceeds of Asset Sales to be invested (within 360 days) in property or assets not constituting Replacement Assets if, after giving effect to the Asset Sale and the application of the Net Proceeds therefrom, the Company's Adjusted Consolidated Leverage Ratio would be less than 6.0 to 1.0.

         The amendments summarized in (ii) and (iii) above would have the effect of providing that if the Company were to use the Net Proceeds of Asset Sales to acquire other assets such acquired assets must be used in a line of business that is related to the business of the Company and its Restricted Subsidiaries, other than WPSC, regardless of the Company's Adjusted Consolidated Leverage Ratio.

                                                                         ANNEX A

                           REVISED PROPOSED AMENDMENTS

         The following is the text of the revised Proposed Amendments as they relate the indicated covenants and other provisions of the Indenture. The following is qualified in its entirety by reference to the Supplemental Indenture, copies of which may be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Annex A have the meanings assigned thereto in the Indenture.

         If the Proposed Amendments are adopted, the following sections of the Indenture will be amended, effective as of the date of the Company's acceptance of the Consents, as follows (strike-through indicates text to be deleted and double underline indicates text to be added):

                Section 1.01.  Definitions.

                               [Only revised definitions are shown.]

                "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company, (b) any Investment in Cash Equivalents, U.S. Government Obligations and Triple A Rated Securities, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in the same line of business as the Company and its Restricted Subsidiaries were engaged in on the date of this Indenture or a line of business or manufacturing or fabricating operation reasonably related thereto (including any downstream steel manufacturing or processing operation or manufacturing or fabricating operation in the construction products business) if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or (ii) a disposition of assets that does not constitute an Asset Sale, (e) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Company [BEGIN UNDERLINE] and [END UNDERLINE] (f) Investments existing as of the date of the Indenture. [BEGIN STRIKE-THROUGH] AND (G) OTHER INVESTMENTS IN ANY PERSON THAT IS ENGAGED IN THE SAME LINE OF BUSINESS AS THE COMPANY AND ITS RESTRICTED SUBSIDIARIES WERE ENGAGED IN ON THE DATE OF THE INDENTURE OR A LINE OF BUSINESS OR MANUFACTURING OR FABRICATING OPERATION REASONABLY RELATED THERETO (INCLUDING ANY DOWNSTREAM STEEL MANUFACTURING OR PROCESSING OPERATION OR MANUFACTURING OR FABRICATING OPERATION IN THE CONSTRUCTION PRODUCTS BUSINESS) WHICH INVESTMENT HAS A FAIR MARKET VALUE (AS DETERMINED BY A RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY AND SET FORTH IN AN OFFICER'S CERTIFICATE DELIVERED TO THE TRUSTEE), WHEN TAKEN TOGETHER WITH ALL OTHER INVESTMENTS MADE PURSUANT TO THIS CLAUSE (G) THAT ARE AT THE TIME OUTSTANDING, NOT TO EXCEED $10.0 MILLION. [END STRIKE-THROUGH] [BEGIN UNDERLINE] For purposes of this definition, the lines of business in which the Company and its Restricted Subsidiaries are engaged shall be determined without regard to the businesses in which WPSC and its Subsidiaries are engaged. [END UNDERLINE]

                "Replacement Assets" means (x) properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company and its Restricted Subsidiaries conducted on the date of this Indenture or in a line of business or manufacturing or fabricating operation reasonably related thereto (including any downstream steel processing or manufacturing operation or manufacturing or fabricating operation in the construction products business) or (y) Capital Stock of any Person that is engaged in a business referred to in clause (x) and that will become on the date of the acquisition thereof a Wholly Owned Restricted Subsidiary of the Company as a result of such acquisition. [BEGIN UNDERLINE] For purposes of this definition, the lines of business in which the Company and its Restricted Subsidiaries are engaged shall be determined without regard to the businesses in which WPSC and its Subsidiaries are engaged. [END UNDERLINE]


                Section 4.07. Restricted Payments.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Consolidated Leverage Ratio test set forth in the first paragraph of
         Section 4.09 hereof; and

                (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture, is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such "Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, Cash Equivalents, the sum of
         (x) the initial amount of such Restricted Investment and (y) 50 % of the aggregate Net Proceeds received by the Company or any Restricted Subsidiary of the Company in excess of the initial amount of such Restricted Investment, plus (D) $25.0 million.

                The foregoing provisions will not prohibit (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii) (B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the Net Cash Proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (e) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of its Restricted Subsidiaries' management upon the death, disability or termination of employment of such member of management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any calendar year and $3.0 million in the aggregate; (f) the payment by the Company or any of its Restricted Subsidiaries of management fees to WPN or any Affiliate of WPN not to exceed $5.5 million in any calendar year, in exchange for services provided to the Company and its Restricted Subsidiaries by WPN or any Affiliate of WPN pursuant to any management agreement between the Company and/or any of its Restricted Subsidiaries and

WPN and/or any of its Affiliates; (g) payments permitted under the WHX Agreements; (h) [BEGIN STRIKE-THROUGH] THE PAYMENT OF CASH DIVIDENDS ON THE COMPANY'S CONVERTIBLE PREFERRED STOCK OUTSTANDING, AND AT THE DIVIDEND RATE IN EFFEECT, ON THE DATE OF THIS INDENTURE, PROVIDED THAT IN THE CASE OF ANY SUCH DIVIDEND PAYMENTS MADE SUBSEQUENT TO JANUARY 1, 1999, THE COMPANY MAY ONLY MAKE SUCH DIVIDEND PAYMENTS IF, AT THE TIME OF SUCH DIVIDEND PAYMENT AND AFTER GIVING PRO FORMA EFFECT THERETO, THE COMPANY'S ADJUSTED CONSOLIDATED LEVERAGE RATION WOULD BE LESS THAN 6.0 TO 1.0 [END STRIKE-THROUGH] [BEGIN UNDER LINE] distributions of all or any part of the assets, properties or Capital Stock of any or all of the WPC Related Persons to any Person other than common or preferred stockholders of WHX; [END UNDERLINE] and (i) the direct or indirect purchase or other acquisition of Equity Interests of H&H pursuant to or in connection with the Tender Offer and the Merger.

                In determining the amount of Restricted Payments permissible under clause (iii) of the first paragraph of this covenant, amounts expended pursuant to clauses (a)[BEGIN STRIKE-THROUGH] (E) AND (H) (ONLY WITH RESPECT TO DIVIDEND PAYMENTS MADE SUBSEQUENT TO JANUARY 1, 1999) [END STRIKE-THROUGH] [BEGIN UNDERLINE] and (e) [END UNDERLINE] of the immediately preceding paragraph shall be included as Restricted Payments for purposes of such clause (iii).

                The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation will be permitted only if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

                Section 4.10. Asset Sales.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an officer's certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75 % of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 60 days of receipt into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash or Cash Equivalents for purposes of this provision.

                Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary shall apply such Net Proceeds to reduce Indebtedness under Permitted Working Capital Indebtedness or any other Indebtedness of a Restricted Subsidiary of the Company (and, in the case of such Indebtedness other than Indebtedness under Permitted Working Capital Indebtedness, to correspondingly reduce commitments with respect thereto). To the extent such Net Proceeds are not utilized as contemplated in the preceding sentence, such Net Proceeds may, within 360 days after receipt thereof, be utilized to acquire Replacement Assets. [BEGIN STRIKE-THROUGH] ;
PROVIDED THAT SUCH NET PROCEEDS MAY BE INVESTED BY THE COMPANY OR SUCH RESTRICTED SUBSIDIARY, WITHIN 360 DAYS AFTER RECEIPT THEREOF, IN PROPERTY ASSETS (INCLUDING GAPITAL STOCK OF ANY PERSON THAT WILL BECOME A WHOLLY OWNED
RESTRICTED SUBSIDIARY OF THE COMPANY AS A RESULT OF SUCH INVESTMENT) NOT CONSTITUTING REPLACEMENT ASSETS IF AFTER GIVING EFFECT TO SUCH ASSET SALE AND THE APPLICATION OF THE NET PROCEEDS THEREFROM, THE COMPANY'S ADJUSTED CONSOLIDATED LEVERAGE RATIO WOULD BE LESS THAN 6.0 TO 1.0. END STRIKE-THROUGH] Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in this paragraph will be deemed after the expiration of the time periods set forth above to constitute "Excess Proceeds."

                Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $35.0 million, the Company shall commence a pro rata Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate amount of Notes surrendered by

Holders thereof exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


         The following provision of the Indenture is the principal other provision that will be affected by the revisions to the Proposed Amendments (no changes to the text of which is made by the Proposed Amendments):

                Section 1.01.  Definitions.


                      [Only affected definition is shown.]

                "Restricted   Investment"  means  an  Investment  other  than  a
Permitted Investment.